                                                                   EXHIBIT 3.16

                           ARTICLES OF INCORPORATION
                                       OF
                             TUBE-ALLOY CORPORATION


         1. The name of the corporation is TUBE-ALLOY CORPORATION.

         2. The corporation's purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

         3. The corporation has authority to issue Ten Thousand (10,000) Shares of common stock, of a par value of One ($1.00) Dollar, each,

         4. Shareholders shall have preemptive rights.

         5. The incorporators' names and addresses are:

                           Gerald Beard
                           3909 Ridgeway Drive
                           Metairie, Louisiana 70002

                           Ernest Jordan
                           706 Duval Street
                           Houma, Louisiana 70360.

         6. The number of Directors is Two (2).

         7. No shareholder may sell any stock of this corporation without first offering it to this corporation on the basis of the book value thereof, as shown by the last preceding statement of this corporation, for the common stock. Said offer must be made by delivering to the Secretary of this corporation, against written receipt, the certificates representing said stock, endorsed in blank, and a written offer to sell said stock to this corporation, for cash, at the value hereinabove mentioned. This corporation shall have the right, for a period of thirty (30) days from the delivery of such offer, and said certificates endorsed in blank, to the Secretary of this corporation, to purchase the stock of said shareholder, or any part thereof, for cash, at the book value thereof, as shown by the last preceding statement of this corporation, after which thirty (30) days, the said shares may be sold without restriction.

                  No sale of any of the stock of the corporation shall be valid and binding until and unless opportunity to purchase such shares has been given to this corporation, in the manner in this Article provided; and, this right, so vested in this corporation, shall follow any of the stock of this corporation so sold without such opportunity being given into any hands into which it may pass. Such right may be exercised against the holder(s) of such stock up to one hundred twenty (120) days, after such shares are tendered for transfer on the books of this corporation, and no transfer of any such shares shall be made on the books of the corporation without the written consent of all of the other record holders of stock of this corporation, during the pendency of said one hundred twenty (120) day period.


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Articles of Incorporation of:                                            Page 2.
TUBE-ALLOY CORPORATION


         The right so vested in this corporation to purchase the stock of any shareholder of this corporation desiring to sell any stock of this corporation may be waived, in writing, by all of the other record shareholders of this corporation at any time.


                                                     /s/ GERALD BEARD
                                                     ---------------------
                                                     GERALD BEARD

                                                     /s/ ERNEST JORDAN
                                                     ---------------------
                                                     ERNEST JORDAN


STATE OF LOUISIANA

PARISH OF JEFFERSON


              On April 28th, 1971, before me personally appeared:

                        GERALD BEARD and ERNEST JORDAN,
known to me to be the persons described in and who executed the foregoing instrument, who acknowledged that they executed it as their free act and deed.

                                                     /s/ [Signature Illegible]
                                                     -------------------------
                                                         NOTARY PUBLIC


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                   AMENDMENT OF ARTICLES OF INCORPORATION OF

                             TUBE-ALLOY CORPORATION

            BY CONSENT OF SHAREHOLDERS AND ENTIRE BOARD OF DIRECTORS

* * * * * * * * * * * * * * * ** * * * * * * * * * * * * * * * * * * * * * * * *


         We, the undersigned, being all the shareholders and entire Board of Directors of Tube-Alloy Corporation, a corporation organized and existing under the Laws of the State of Louisiana, hereby consent in writing to the Amendment of the Articles of Incorporation of the corporation as follows:

                                   AMENDMENT

         Article VII of the Articles of Incorporation of Tube-Alloy Corporation, a corporation organized and existing under the Laws of the State of Louisiana, is amended to read as follows:

                                  ARTICLE VII

         All voting rights at stockholders' meeting are vested in the holders of shares of stock of this corporation and each stockholder shall be entitled to one vote either in person or by proxy for each share of stock standing in his name on the books of the corporation. The stockholders shall not have the right of cumulative voting in the election of Directors. The right to vote by proxy is hereby irrevocably vested in each and every stockholder.

         The said stock of this corporation shall be fully paid and non-assessable when issued, and shall be represented by certificates and shall be personal property. No transfer of said stock shall be binding upon this corporation unless said transfer is made in accordance with this charter and the by-laws of this corporation and recorded in the books thereof.

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STATE OF LOUISIANA
PARISH OF TERREBONNE

         BEFORE ME, the undersigned authority, personally came and appeared Ernest Jordan and Gerald Beard to me known to be the persons who signed the foregoing instrument, and each of whom being duly sworn, acknowledged and declared, in the presence of the two witnesses whose names are subscribed to said instrument, that they signed said instrument as their free act and deed for the purposes mentioned therein.

         IN WITNESS WHEREOF, I have hereunto affixed by hand and seal, on this 4th day of January, 1979.


WITNESSES:


/s/ JOYCE D. COTTON                                      /s/ ERNEST JORDAN
-------------------------------                          -----------------------
JOYCE D. COTTON                                          ERNEST JORDAN


/s/ D. MICHAEL LeBOEUF                                   /s/ GERALD BEARD
-------------------------------                          -----------------------
D. MICHAEL LeBOEUF                                       GERALD BEARD

                       /s/ TED J. BOROWSKI, NOTARY PUBLIC
                       ----------------------------------
                       TED J. BOROWSKI, NOTARY PUBLIC


STATE OF LOUISIANA
PARISH OF TERREBONNE

         I, Gerald Beard, being duly sworn upon my oath, swear and certify that the above subscribers to this instrument, Ernest Jordan and Gerald Beard, are all the shareholders of Tube-Alloy Corporation.

                                                     /s/ GERALD BEARD
                                                     ---------------------------
                                                     GERALD BEARD
                                                      Secretary
SWORN TO AND SUBSCRIBED

BEFORE ME THIS 11th DAY

OF January, 1979,


/s/ TED J. BOROWSKI, NOTARY PUBLIC
----------------------------------
TED J. BOROWSKI, NOTARY PUBLIC


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                  Shares of this corporation may be re-acquired by the
corporation for a consideration to be determined by the Board of Directors of the corporation. When the shares shall have been so re-acquired, these shares shall be treasury shares.

WITNESSES:


/s/ JOYCE D. COTTON                               /s/ ERNEST JORDAN
-------------------------------                   ------------------------------
JOYCE D. COTTON                                   ERNEST JORDAN


/s/ D. MICHAEL LeBOEUF                            /s/ GERALD BEARD
-------------------------------                   ------------------------------
D. MICHAEL LeBOEUF                                GERALD BEARD